UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):  February 12, 2010
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Conn’s, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50421 (Commission File Number)	06-1672840 (IRS Employer Identification No.)

3295 College Street Beaumont, Texas (Address of principal executive offices)	77701 (Zip Code)

Registrant’s telephone number, including area code:  (409) 832-1696
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Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

On February 12, 2010, Conn’s, Inc. (the “Company”), entered a “First Amendment to Loan and Security Agreement”, with Bank of America, N.A., a national banking association, individually as a “Lender”, and as the administrative agent for the Lenders party to the Loan and Security Agreement, effective January 30, 2010, amending and modifying its Loan and Security Agreement dated as of August 14, 2008, by moving the calculation date for certain covenants from January 31, 2010, or the last Fiscal Quarter for the Company’s fiscal year 2010, to February 28, 2010, and, where applicable, providing that applicable covenant calculations shall be for the trailing twelve month period ending February 28, 2010.

On February 12, 2010, Conn Funding II, L.P., a qualified special purpose entity of the Company, entered an “Amendment No. 3 to Second Amended and Restated Note Purchase Agreement”, effective January 30, 2010, with Three Pillars Funding LLC, JPMorgan Chase Bank, N.A., Park Avenue Receivables Company, LLC and SunTrust Robinson Humphrey, Inc., amending and modifying the Second Amended and Restated Note Purchase Agreement dated August 14, 2008, by (i) moving the calculation date for certain covenants from January 31, 2010, or the last Fiscal Quarter for the Company’s fiscal year 2010, to February 28, 2010, and, where applicable, providing that applicable covenant calculations shall be for the trailing twelve month period ending February 28, 2010, and (ii) agreeing to further modify and amend (the “Restructuring Amendments”) the Note Purchase Agreement and certain other of the Transaction Documents, including without limitation, as applicable, the Series Supplement, the Servicing Agreement and the Back-Up Servicing Agreement (as defined in the Base Indenture) on or before March 5, 2010.  The Amendment No. 3 to Second Amended and Restated Note Purchase Agreement also provides that, in the event the Restructuring Amendments are not executed effective on or before March 5, 2010, such failure will constitute a “Series 2002-A Payout Event” as defined in the Series Supplement.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Exhibit Title
10.1	First Amendment to Loan and Security Agreement
10.2	Amendment No. 3 to Second Amended and Restated Note Purchase Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONN’S, INC.

Date: February 16, 2010	By: /s/ Michael J. Poppe _______
Name: Michael J. Poppe
Title: Chief Financial Officer